Exhibit 99.1

3232 McKinney Avenue, Suite 400 | Dallas, TX 75204 | p. 800.419.3191 | f. 877.592.1357 | archipelagolearning.com

March 5, 2012

Press Release – For Immediate Release

Archipelago Learning to be Acquired by PLATO Learning

Dallas, TX – March 5, 2012 – Archipelago Learning (NASDAQ: ARCL), a leading subscription-based software-as-a-service (SaaS) provider of education products, announced today that it has entered into a definitive agreement under which PLATO Learning, a portfolio company of Thoma Bravo, LLC, will acquire Archipelago Learning for $11.10 per share in cash, representing an equity value of approximately $291 million. The transaction represents a premium of 23 percent to the closing price of $9.04 on March 2, 2012, and a premium of 17 percent to the company’s weighted average trading price for the last twelve months.

Tim McEwen, chairman, chief executive officer and president of Archipelago Learning said, “This transaction is an excellent outcome for each of our constituents: the millions of students who use our products on a daily basis; the thousands of teachers who leverage our products to improve student performance and learning outcomes; and our shareholders, for whom this represents an attractive premium. PLATO Learning is an excellent partner for Archipelago Learning, with a strong presence in online core curriculum that is highly complementary to our online supplemental curriculum. With our combined financial strength and additional support from Thoma Bravo, we have the means to support our continued innovation and expansion to more comprehensively meet the needs of our customers.”

“Archipelago Learning is a true innovator in online, supplemental instruction,” said Vin Riera, PLATO Learning’s chief executive officer. “This acquisition allows us to cover the entire spectrum of learning needs from pre-K through postsecondary, as well as reach a broader group of students and educators with a product portfolio that sets a rigorous standard in online education.”

“Thoma Bravo has a long history of investing in and cultivating industry-leading software companies, and we are excited to bring together Archipelago Learning and PLATO Learning, two leaders in education technology,” said Holden Spaht, a partner at Thoma Bravo. “The acquisition of Archipelago will allow PLATO to offer a complete set of products and services to its customer base.”

The decision to enter into an agreement with Thoma Bravo’s PLATO Learning was the result of an extended evaluation of strategic alternatives by Archipelago Learning’s Board of Directors. As part of that review, the Board of Directors formed a Transaction Committee consisting of independent directors, and held discussions with a number of parties, including PLATO Learning, through a formal, competitive process. Further details of the transaction and background of the sale process will be included in the company’s preliminary proxy statement.

Barclays Capital acted as sole financial advisor and Weil Gotshal & Manges LLP acted as legal advisor to Archipelago Learning. Vinson & Elkins LLP also provided legal advice to the Transaction Committee and Board of Directors.

Archipelago Learning’s Board of Directors has unanimously approved the transaction and recommended that stockholders approve the merger agreement. In addition, Providence Equity Partners and select additional shareholders representing approximately 49 percent of the aggregate voting power of the company have entered into a voting agreement in support of the transaction.

“After a thorough review of the company’s strategic alternatives by our Board of Directors, we view the transaction as an excellent outcome for our shareholders, delivering an attractive premium relative to our current and historical trading levels as well as full cash liquidity,” stated Mr. McEwen.

Following the close of the transaction, the combined companies’ customer base will include over 50,000 schools and 17 million pre-K through adult students. The expanded and complementary product portfolio will provide schools and districts cost effective, results-based, end-to-end online learning solutions. These solutions include virtual instruction, credit recovery, intervention, test preparation, formative and diagnostic assessment, supplemental classroom instruction, college and career readiness, and developmental education.

Customers will continue to benefit from a large field sales, service and support organization that spans the United States, Canada, the United Kingdom, as well as dual operations centers in Bloomington, Minnesota and Dallas, Texas.

Kirkland & Ellis LLP acted as legal advisor to PLATO Learning and Thoma Bravo.

PLATO Learning has secured financing commitments from Credit Suisse and Jefferies Finance LLC.

The transaction is subject to customary closing conditions, including regulatory approvals and the approval of Archipelago Learning shareholders. A proxy statement with additional information is expected to be filed within approximately four weeks. As a result of the pending transaction, Archipelago Learning has cancelled its fourth quarter and fiscal year 2011 earnings conference call and webcast, which was scheduled for March 13, 2012, and will not be rescheduling this event.

About Archipelago Learning, Inc.

Archipelago Learning (NASDAQ:ARCL) is a leading subscription-based, software-as-a-service (SaaS) provider of education products used by over 14.6 million students in nearly 39,100 schools throughout the United States, Canada, and the United Kingdom. The Company’s comprehensive digital supplemental product suite uses technology to transform education by making rigorous learning fun, engaging, accessible, and affordable. For more information, please visit www.archipelagolearning.com.

About PLATO Learning, Inc.

PLATO Learning is a leading provider of high-value, comprehensive education technology solutions with a focus on learner achievement leading to academic and career success. With more than 50 years of experience driving significant advances in the industry, PLATO offers a wide variety of innovative solutions spanning a multitude of program areas to facilitate 21st century teaching and learning. For more information on PLATO Learning, visit www.plato.com, like our Facebook page, or follow us on Twitter.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams building growing companies. The firm has continued to apply the concept of industry consolidation investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth. Thoma Bravo invests across multiple industries, with a particular focus in enterprise and infrastructure software and financial and business services, and works in partnership with management to implement its operating and consolidation expertise to build long-term value. The firm currently manages a series of private equity funds representing almost $4 billion of equity commitments. In software, Thoma Bravo has completed more than 47 add-on acquisitions across 21 platform companies with total annual earnings of approximately $1 billion. For more information, visit www.thomabravo.com.

Forward-Looking Statements

This release contains forward-looking statements, including those regarding the proposed transaction. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed transaction in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Transaction, including the ability to secure regulatory approvals and approval by Archipelago Learning’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation (including litigation related to the transaction itself); and other risks described in Archipelago Learning’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Form 10-Q and Form 10-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Archipelago Learning does not undertake any obligation to update any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction and required stockholder approval, the Company will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCHIPELAGO LEARNING AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Archipelago Learning, Inc. with the SEC may be obtained free of charge by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn.: Investor Relations or (ii) by email to christy.linn@archlearning.com. Our filings with the SEC are also available on our website at www.archipelagolearning.com.

Participants in the Solicitation

Archipelago Learning and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Archipelago Learning’s stockholders in connection with the proposed transaction. Information about Archipelago Learning’s directors and executive officers is set forth in Archipelago Learning’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2011, its Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 11, 2011, and its Form 8-Ks filed with the SEC on January 11, 2012 and January 7, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Archipelago Learning by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn: Investor Relations or (ii) by e-mail to christy.linn@archlearning.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Archipelago Learning intends to file with the SEC.

Contacts

Archipelago Learning Media Contact:

Lauren Harris, Brunswick Group

lharris@brunswickgroup.com

214-254-3790

Archipelago Learning Investor Contact

Christy Linn

Christy.Linn@archlearning.com

800-419-3191 ×7125

PLATO Learning Media Contact:

Mike Stephenson, LaBreche

mstephenson@labreche.com

612-767-7632

Thoma Bravo Media Contact:

Amber Roberts, LANE PR

amber@lanepr.com

212-302-5964

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